Exhibit 99.1

J & J Snack Foods Reports Fiscal 2026 Third Quarter Results

Mount Laurel, NJ. August 5, 2026 – J & J Snack Foods Corp. (Nasdaq: JJSF) today reported financial results for the third quarter ended June 27, 2026.

		Third Quarter
	Actuals	$ v. LY *	% v. LY
Net Sales	$426.0M	($28.3M)	(6.2%)
Gross Profit	$151.0M	$1.0M	0.6%
Operating Income	$46.3M	($14.3M)	(23.6%)
Net Earnings	$35.3M	($8.9M)	(20.1%)
Earnings per Diluted Share	$1.88	($0.38)	(16.8%)

Adjusted Operating Income	$48.1M	($5.3M)	(9.9%)
Adjusted EBITDA	$67.4M	($4.6M)	(6.4%)
Adjusted Earnings per Diluted Share	$1.96	($0.04)	(2.0%)

* Prior year reported results included a $9.1 million non-recurring net gain primarily related to the receipt of insurance proceeds.

This press release contains non-GAAP financial measures. Please refer to the Non-GAAP Financial Measures section below for reconciliations to the most comparable GAAP measures.

"Fiscal 2026 has been a year of disciplined transformation, and that work continued to pay off in the third quarter," said Dan Fachner, President, and CEO of J&J Snack Foods. “We delivered Adjusted EBITDA of $67.4 million and Adjusted earnings per diluted share of $1.96, even as freight and fuel costs increased approximately $4.7 million during the quarter. Most of the net sales decline in the third quarter was attributed to anticipated sales reductions in bakery, and lower machine and service sales in the Frozen Beverage segment. Gross margin expanded 240 basis points to 35.5%, and Apollo-driven plant consolidation savings are running ahead of plan, giving us the confidence to raise our annualized plant savings target by $5 million to at least $20 million and the full program target to $25 million. Looking ahead, we expect the sales environment to improve in the fourth quarter as our pipeline fills for core products and recent headwinds diminish. We remain confident that the progress we have made repositioning this business will support durable earnings and a return to top-line growth in fiscal 2027."

Third Quarter Results

Net sales decreased 6.2% from the prior year quarter to $426.0 million.

●	Food Service segment net sales decreased 8.3%
●	Retail Supermarket segment net sales increased 1.7%
●	Frozen Beverage segment net sales decreased 5.8%

Gross profit increased from $150.0 million in the prior year quarter to $151.0 million, while gross margin improved from 33.0% to 35.5%. The improvement in gross margin primarily reflects our Apollo transformation initiatives and mix improvements.

Total operating expenses of $104.7 million represented 24.6% of sales for the quarter, compared to 19.7% in the prior year quarter. The prior year quarter included a $9.1 million non-recurring net gain primarily related to insurance proceeds.

●	Selling and Marketing expenses increased 2.3% to $34.6 million or 8.1% of sales, up from 7.5% in the prior year quarter.
●

Distribution expenses increased 11.0% to $49.6 million or 11.6% of sales up from 9.8% in the prior year quarter. Distribution expenses included higher fuel and freight costs of approximately $5.0 million, excluding any fuel surcharge collections.

●

Administrative expenses were materially flat in the quarter at $20.1 million or 4.7% of sales, up from 4.4% in the prior year quarter, reflecting the implementation of savings initiatives. Expenses included $0.6 million of non-recurring legal expenses.

Operating income was $46.3 million, compared to $60.6 million in the prior year quarter, while adjusted operating income was $48.1 million, compared to $53.4 million in the prior year quarter. Results last year benefited from a $9.1 million non-recurring net gain primarily associated with the receipt of insurance proceeds. Earnings per diluted share were $1.88, compared to $2.26 in the prior year quarter, while adjusted earnings per diluted share were $1.96, compared to $2.00 in the prior year quarter. The effective tax rate was 23.2%, compared to 27.2% in the prior year quarter.

Food Service Segment

●	Net sales of $254.3 million, a year-over-year decrease of $22.9 million or 8.3%.
●	Anticipated reductions in our bakery business represented approximately $16.0 million of the decline.
●	Modest growth in pretzels and churros was more than offset by continued softness in cookies and handhelds, similar to the pattern we saw in the second quarter.
●	Operating income increased $0.2 million to $28.1 million as higher distribution costs mostly offset improvements in gross profit.

Retail Supermarket Segment

●	Net sales of $64.9 million, a year-over-year increase of $1.1 million or 1.7%.
●	We incurred a $2 million increase in slotting fees to support the rollout of recent innovation.
●	Operating income decreased $3.5 million to $2.7 million, driven by the increase in slotting fees and higher distribution costs.

Frozen Beverages Segment

●	Net sales of $106.7 million, a year-over-year decrease of $6.5 million or 5.8%.
●	Beverage sales were up $4.2 million while machine sales declined $7.3 million and service sales declined $3.4 million.
●	Operating income decreased $0.9 million to $22.8 million.

Share Repurchases

During the quarter, we repurchased 135,852 shares of common stock for $10 million. As of June 27, 2026, there was $18 million remaining under the $50 million share repurchase program approved by the Board of Directors.

Conference Call

J&J Snack Foods Corp. will host a conference call to discuss results and business outlook today, August 5, 2026, at 10:00 a.m. Eastern Time. Investors interested in participating in the live call can pre-register by clicking on this Registration Link to receive the dial-in number and a personal PIN, which are required to access the conference call.  The live audio webcast will be accessible on the Company’s investor relations website at https://www.jjsnack.com/investors/ or directly at here.

About J & J Snack Foods Corp.

J & J Snack Foods Corp. (Nasdaq: JJSF) is a leader and innovator in the snack food and frozen beverage industry. For over fifty years, the company has specialized in delicious snack and beverage brands for the foodservice and retail segments, serving up fun across the U.S. market. J & J Snack Foods’ core brands include SUPERPRETZEL, the #1 soft pretzel brand, ICEE and SLUSH PUPPIE frozen beverages, and Dippin’ Dots, the original beaded ice cream. The company’s broad brand portfolio also includes LUIGI’S Real Italian Ice, MINUTE MAID* frozen ices, WHOLE FRUIT frozen fruit bars, DOGSTERS ice cream style treats for dogs, ¡Hola! Churros, THE FUNNEL CAKE FACTORY funnel cakes and fries, and bakery brands including MARY B’S, DADDY RAY’S, COUNTRY HOME BAKERS, and HILL & VALLEY. For more information, please visit http://www.jjsnack.com. *MINUTE MAID is a registered trademark of The Coca-Cola Company.

Cautionary Statement Regarding Forward-Looking Information

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, revenue growth and profit levels, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “goals,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. This includes, without limitation, our statements, and expectations regarding any current or future recovery in our industry and the future impact of our operational efficiency projects. Such forward-looking statements are inherently uncertain, and readers must recognize that actual results may differ materially from the expectations of management. We do not undertake a duty to update such forward-looking statements. Factors that may cause actual results to differ materially from those in the forward-looking statements include consumer spending, price competition, acceptance of new products, the pricing and availability of raw materials, transportation costs, and other risks identified in our annual report on Form 10-K, and our other filings with the Securities and Exchange Commission. Many of these factors are outside of the Company’s control.

Non-GAAP Financial Measures

Adjusted EBITDA consists of net earnings adjusted to exclude: income taxes (benefit); investment income; interest expense; depreciation and amortization; share-based compensation expense; net (gain) loss on sale or disposal of assets; impairment charges, restructuring costs, merger and acquisition costs, acquisition related inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses. Adjusted Operating Income consists of operating income adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustments, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses. Adjusted Earnings per Diluted Share consists of net earnings adjusted to exclude: impairment charges, restructuring costs, merger and acquisition costs, acquisition related amortization expenses and inventory adjustment, strategic business transformation costs, integration costs, non-recurring legal fee settlements, gain on insurance proceeds received for damage to property, plant and equipment, and plant closure expenses. For purposes of comparability, the income tax effect of pre-tax adjustments is determined using statutory tax rates. This press release contains certain non-GAAP financial measures; Adjusted EBITDA, Adjusted Operating Income, and Adjusted Earnings per Diluted Share. A "non-GAAP financial measure" is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with U.S. generally accepted accounting principles ("GAAP") in the statements of income, balance sheets, or statements of cash flow of the company. Pursuant to applicable reporting requirements, the company has provided reconciliations below of non-GAAP financial measures to the most directly comparable GAAP measure. The non-GAAP financial measures presented within the Company's earnings release are not indicators of our financial performance under GAAP and should not be considered as an alternative to the applicable GAAP measure. These non-GAAP measures have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. In addition, in evaluating these non-GAAP measures, you should be aware that in the future we may incur income, expenses, gains and losses, similar to the adjustments in this press release. Our presentation of these non-GAAP measures should not be construed as an inference that our future results will be unaffected by unusual or infrequent items. We compensate for these limitations by providing equal prominence to our GAAP results and using non-GAAP measures only as supplemental presentations. The non-GAAP measures presented are utilized by management to evaluate the Company's business performance and profitability by excluding certain items that may not be indicative of our recurring core business operating results. The Company believes that these measures provide additional clarity for investors by excluding specific income, expenses, gains, and losses, in an effort to show comparable business operating results for the periods presented. Similarly, Management believes these adjusted measures are useful performance measures because certain items included in the calculations may either mask or exaggerate trends in the Company’s ongoing operating performance. See the reconciliation of Non-GAAP Financial Measures below.

Investor Contact:

Reed Anderson, ICR

(646) 277-1260

reed.anderson@icrinc.com

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(Unaudited)

(in thousands, except per share amounts)

	Three months ended		Nine months ended
	June 27,	June 28,	June 27,	June 28,
	2026	2025	2026	2025

Net sales	$425,957	$454,293	$1,114,554	$1,172,990
Cost of goods sold	274,941	304,248	768,234	833,341
Gross profit	151,016	150,045	346,320	339,649

Operating expenses
Marketing and selling	34,627	33,847	96,209	91,023
Distribution	49,621	44,685	129,414	126,128
Administrative	20,068	20,028	61,629	58,685
Intangible asset impairment charges	-	1,500	-	1,500
Gain on insurance proceeds received for damage to property, plant and equipment	-	(10,622)	(800)	(10,622)
Plant closure expenses (recoveries)	(155)	-	10,714	-
Other general expense	581	10	440	76
Total operating expenses	104,742	89,448	297,606	266,790

Operating income	46,274	60,597	48,714	72,859

Other income (expense)
Investment income	680	622	2,224	2,348
Interest expense	(965)	(441)	(1,406)	(738)

Earnings before income taxes	45,989	60,778	49,532	74,469

Income tax expense	10,657	16,531	11,640	20,255

NET EARNINGS	$35,332	$44,247	$37,892	$54,214

Earnings per diluted share	$1.88	$2.26	$1.99	$2.77

Weighted average number of diluted shares	18,746	19,537	19,001	19,554

Earnings per basic share	$1.89	$2.27	$2.00	$2.78

Weighted average number of basic shares	18,715	19,455	18,977	19,471

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share amounts)

	June 27,	September 27,
	2026	2025
Assets
Current assets
Cash and cash equivalents	$63,099	$105,893
Accounts receivable, net	210,539	184,069
Inventories	171,411	175,173
Prepaid expenses and other	17,211	13,197
Total current assets	462,260	478,332

Property, plant and equipment, at cost	1,034,948	1,009,463
Less accumulated depreciation and amortization	650,776	619,310
Property, plant and equipment, net	384,172	390,153

Other assets
Goodwill	185,070	185,070
Trade name intangible assets, net	105,920	105,920
Other intangible assets, net	62,512	66,730
Operating lease right-of-use assets	152,172	151,538
Other	3,779	3,758
Total other assets	509,453	513,016
Total Assets	$1,355,885	$1,381,501

Liabilities and Stockholders' Equity
Current Liabilities
Current finance lease liabilities	$602	$563
Accounts payable	97,611	82,405
Accrued insurance liability	15,608	16,441
Accrued liabilities	18,075	12,606
Current operating lease liabilities	23,742	21,624
Accrued compensation expense	26,758	26,475
Dividends payable	14,926	15,552
Total current liabilities	197,322	175,666

Long-term debt	28,000	-
Noncurrent finance lease liabilities	978	1,355
Noncurrent operating lease liabilities	138,584	140,021
Deferred income taxes	92,156	91,703
Other long-term liabilities	6,768	6,061

Stockholders' Equity
Preferred stock, $1 par value; authorized 10,000,000 shares; none issued	-	-
Common stock, no par value; authorized, 50,000,000 shares; issued and outstanding 18,628,000 and 19,440,000 respectively	69,142	139,118
Accumulated other comprehensive loss	(10,044)	(12,647)
Retained Earnings	832,979	840,224
Total stockholders' equity	892,077	966,695
Total Liabilities and Stockholders' Equity	$1,355,885	$1,381,501

J & J SNACK FOODS CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Nine months ended
	June 27,	June 28,
	2026	2025
Operating activities:
Net earnings	$37,892	$54,214
Adjustments to reconcile net earnings to net cash provided by operating activities
Depreciation of fixed assets	52,167	48,296
Amortization of intangibles and deferred costs	4,218	5,871
Intangible asset impairment charges	-	1,500
Losses (Gains) from disposals of property & equipment	522	(394)
Non-cash plant closure expenses	4,529	-
Non-cash impairment charge	850	-
Share-based compensation	4,684	4,580
Deferred income taxes	515	127
Gain on insurance proceeds received for damage to property, plant, and equipment	(800)	(10,622)
Gain on insurance proceeds received in excess of operating losses recognized	-	(799)
Other	546	212
Changes in assets and liabilities, net of effects from purchase of companies
(Increase) in accounts receivable	(26,014)	(16,491)
Decrease (Increase) in inventories	2,274	(21,634)
Net changes in other operating assets and liabilities	19,060	33,837
Net cash provided by operating activities	100,443	98,697

Investing activities:
Purchases of property, plant and equipment	(53,263)	(61,264)
Proceeds from disposal of property and equipment	396	1,413
Proceeds from insurance for fixed assets	800	11,421
Net cash (used in) investing activities	(52,067)	(48,430)

Financing activities:
Payments to repurchase common stock	(74,730)	(5,000)
Proceeds from issuance of stock	1,160	3,104
Purchase of vested employee service share units and performance share units	(1,090)	-
Borrowings under credit facility	119,000	40,000
Repayment of borrowings under credit facility	(91,000)	(40,000)
Payments for debt issuance costs	(567)	-
Payments on finance lease obligations	(353)	(182)
Payment of cash dividend	(45,763)	(45,575)
Net cash (used in) financing activities	(93,343)	(47,653)

Effect of exchange rates on cash and cash equivalents	2,173	1,369

Net (decrease) increase in cash and cash equivalents	(42,794)	3,983
Cash and cash equivalents at beginning of period	105,893	73,394
Cash and cash equivalents at end of period	$63,099	$77,377

The accompanying notes are an integral part of these statements.

J & J SNACK FOODS CORP. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited) (in thousands)

	Three months ended		Nine months ended
	June 27,	June 28,	June 27,	June 28,
	2026	2025	2026	2025
Sales to external customers:
Food Service	$254,288	$277,169	$688,109	$742,105
Retail Supermarket	64,932	63,860	162,434	162,425
Frozen Beverages	106,737	113,264	264,011	268,460
Consolidated sales to external customers	$425,957	$454,293	$1,114,554	$1,172,990

Operating Income:
Food Service	$28,079	$27,896	$49,033	$44,175
Retail Supermarket	2,660	6,185	3,435	10,888
Frozen Beverages	22,815	23,703	31,500	30,916
Total Segment Operating Income	53,554	57,784	83,968	85,979

General corporate expenses	7,435	6,309	25,340	22,242
Intangible asset impairment charge	-	1,500	-	1,500
Gain on insurance proceeds received for damage to property, plant and equipment	-	(10,622)	(800)	(10,622)
Plant closure expense	(155)	-	10,714	-
Total Unallocated Operating Expenses (net)	7,280	(2,813)	35,254	13,120

Total Operating Income	$46,274	$60,597	$48,714	$72,859

J & J SNACK FOODS CORP. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

(Unaudited) (in thousands)

	Three months ended		Nine months ended
	June 27,	June 28,	June 27,	June 28,
	2026	2025	2026	2026

Reconciliation of GAAP Net Earnings to Adjusted EBITDA

Net Earnings	$35,332	$44,247	$37,892	$54,214
Income Taxes	10,657	16,531	11,640	20,255
Investment Income	(680)	(622)	(2,224)	(2,348)
Interest Expense	965	441	1,406	738
Depreciation and Amortization	18,786	18,657	56,385	54,167
Share-Based Compensation	1,553	1,828	4,684	4,580
Gain on insurance proceeds received for damage to property, plant and equipment	-	(10,622)	(800)	(10,622)
Restructuring Costs	-	-	1,501	260
Non-recurring Legal Expenses	586	-	1,388	591
Net Loss /(Gain)on Sale or Disposal of Assets	354	72	522	149
Impairment Costs	-	1,500	-	1,500
Plant closure expenses/(recoveries)	(155)	-	10,714	-
Adjusted EBITDA	$67,398	$72,032	$123,108	$123,484

Reconciliation of GAAP Operating Income to Adjusted Operating Income

Operating Income	$46,274	$60,597	$48,714	$72,859
Gain on insurance proceeds received for damage to property, plant and equipment	-	(10,622)	(800)	(10,622)
Restructuring Costs	-	-	1,501	260
Non-recurring Legal Expenses	586	-	1,388	591
Acquisition Related Amortization Expenses	1,418	1,946	4,218	5,871
Impairment Costs	-	1,500	-	1,500
Plant closure expenses/(recoveries)	(155)	-	10,714	-
Adjusted Operating Income	$48,123	$53,421	$65,735	$70,459

Reconciliation of GAAP Earnings per Diluted Share to Adjusted Earnings per Diluted Share

Earnings per Diluted Share	$1.88	$2.26	$1.99	$2.77
Gain on insurance proceeds received for damage to property, plant and equipment	-	(0.54)	(0.04)	(0.54)
Restructuring Costs	-	-	0.08	0.01
Non-recurring Legal Expenses	0.03	-	0.07	0.03
Acquisition Related Amortization Expenses	0.08	0.10	0.22	0.30
Impairment Costs	-	0.08	-	0.08
Plant closure expenses/(recoveries)	(0.01)	-	0.56	-

Tax Effect of Non-GAAP Adjustments (1)	(0.02)	0.10	(0.23)	0.03

Adjusted Earnings per Diluted Share	$1.96	$2.00	$2.65	$2.68

(1) Income taxes associated with pre-tax adjustments determined using statutory tax rates